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                                                                   EXHIBIT 5
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                   [HALE AND DORR LLP LETTERHEAD APPEARS HERE]


                                 March 23, 2000


MapInfo Corporation
One Global View
Troy, New York 12180

         Re:      1993 Employee Stock Purchase Plan
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Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on March 23, 2000 with the Securities and Exchange Commission relating to 75,000 shares of the Common Stock, $.002 par value per share (the "Shares"), of MapInfo Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1993 Employee Stock Purchase Plan (the "Plan").

We have examined the Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ HALE AND DORR LLP

                                                     HALE AND DORR LLP